SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 24, 2006


                       LEGEND INTERNATIONAL HOLDINGS, INC
                 (Exact Name of Company as Specified in Charter)



        Delaware                        000-32551                  23-3067904
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(State or Other Jurisdiction       (Commission File No.)      (IRS Employer
     of Incorporation)                                       Identification No.)

         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004

               (Address of Principal Executive Offices) (Zip Code)

Company's telephone number                       61-3-8532-2860
Company's facsimile number                       61-3-8532-2805
Company's email address                          lgdi@axisc.com.au
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Company's website address                        www.lgdi.com
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Item 8.01      Other

Further to the Company's Form 8-K dated March 3, 2006, the Company advises that one of the preconditions of the purchase of the mining tenements from Astro Diamond Mines N.L. ("Astro") an Australian company being the receipt of shareholder approval by Astro has now been satisfied at a meeting of shareholders of Astro on April 21, 2006.

The consideration payable by Legend to Astro is Australian dollars $1.5 million and is payable 90 days after April 21, 2006. If Legend does not make the payment within the time period, the Contract is cancelled. At settlement, Legend is also required to pay to Astro any costs incurred on the tenements after February 1, 2006. The Company is currently investigating funding options for the consideration and to provide funds for ongoing exploration and working capital which include equity and/or debt financing. There can be no assurance that the Company will be successful in raising such capital or financing and thus be able to satisfy its cash requirements.

The tenements are located in the Northern Territory of Australia and are prospective for diamonds. The project areas are referred to as Calvert Hills (the Foelsche and Selby areas) and Cox (Broadmere).

The Foelsche and Selby areas are located in the Gulf country of the Northern Territory. This land package covers over 8,000 square kilometers of diamond prospective terrain. The Foelsche project area is located less than 20 kilometres east of the Merlin diamond field held by North Australian Diamonds Ltd. The Selby prospect area is approximately 130 kilometres to the east. Portions of these prospects have been surveyed using airborne electromagnetic geophysical techniques ("EM") with highly encouraging results. Numerous anomalies were found to occur within areas drained by streams containing significant kimberlite indicator minerals. Selected airborne anomalies in various settings were followed up with detailed ground gravity surveys. The results of the gravity survey have defined several outstanding coincident gravity anomalies showing much greater detail than the airborne survey. These results are considered to be very encouraging. Government requirements will need to be met before access and drilling can be carried out next year.

Other holdings in the district include areas adjacent to the Abner Range discoveries of Gravity Diamonds Ltd, and a large position at the Cox project area, 230 kilometres to the west. The Cox project area consists of more than 9,200 square kilometers of terrain that is also prospective for diamonds. Microdiamonds, macrodiamonds and chromites were recovered by previous explorers in the Broadmere area within the Cox project. It is envisaged that an airborne electromagnetic survey can be flown over this area in the next field season, which runs from April to November 2006.

The Broadmere prospect is located within the Cox group of tenements, which are centred 230 kilometres northwest of the Merlin field. Three macrodiamonds and numerous microdiamonds have been recovered by previous explorers from two broad areas within the Broadmere prospect. It is envisaged that these two broad areas will constitute the beginning of further detailed airborne surveys in the next field season, which runs from April to November 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEGEND INTERNATIONAL HOLDINGS INC.
                                    (Company)

                                  By: Peter Lee
                                      ---------------------------------------
                                                Peter Lee
                                                Secretary

Dated: April 24, 2006